--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 28, 1999
                Date of Report (Date of earliest event reported)

                        Commission file number : 0-27556


                           Network Event Theater, INC.
                 (Name of Small Business Issuer in Its Charter)


           Delaware                                             13-864111
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation of Organization)                             Identification No.)


529 Fifth Avenue, New York, NY
                                                                      10017
(Address of Principal Executive Offices)                       (Zip code)


                                  212-622-7300
                (Issuer's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits


(a)      Financial Statements of Business Acquired

         1. The audited financial statements of Invino Corporation for the year ended December 31, 1998.

         2. The unaudited interim financial statements of Invino Corporation as of September 30,1999 and for the nine months ended September 30, 1999 and 1998.

(b)      Pro Forma Information

o Unaudited Pro Forma Combined Statement of Operations for the Twelve Months Ended June 30, 1999.

o Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended September 30,1999.

o        Unaudited Pro Forma Combined Balance Sheet at September 30, 1999

o        Notes to Unaudited Pro Forma Combined Statements of Operations and
         Balance Sheet

(c)      Exhibits

         23.1   Consent of PricewaterhouseCoopers LLP

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

                       FOR THE PERIOD FROM JANUARY 21,1998
                     (DATE OF INCEPTION) TO DECEMBER 31,1998

[Letterhead of PricewaterhouseCoopers]



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Invino Corporation:

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Invino Corporation ( a development stage enterprise) at December 31, 1998, and the results of its operations and its cash flows for the period from January 21, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise and requires additional financing. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 30, 1999

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                                 BALANCE SHEET

                               December 31, 1998

                                     ASSETS

Current assets:
  Cash                                                           $364,407
  Prepaid expenses and other current assets                         5,496
                                                                    -----

               Total current assets                               369,903

Property and equipment, net (Note 3)                               43,880
                                                                   ------

Total assets                                                     $413,783
                                                                 --------

                      LIABILITIES AND STOCKHOLDERS'EQUITY

Current liabilities:
    Accounts payable                                               14,747
    Accrued expenses                                               18,353
                                                                   ------

                                                                   33,100

Commitments (Note 4)

Stockholders' equity (Notes 6 and 8):
   Series A Preferred Stock, $0.001 par value,
      1,000,000 shares authorized;
      43,653 shares issued and outstanding,
      liquidation preference $650,000                             650,000
   Common stock, $0.001 par value;
      7,500,000 shares authorized;
      2,000,000 shares issued and outstanding                       2,000
   Deficit accumulated during the development stage               (86,117)
                                                                  --------

                                                                  565,883

Less receivable from stockholders                                 185,200
                                                                  -------

Total stockholders' equity                                        380,683
                                                                  -------

Total liabilities and stockholders' equity                       $413,783
                                                                 ========

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                            STATEMENT OF OPERATIONS

 for the period from January 21, 1998 (date of inception) to December 31, 1998

Cost and expenses:
  Selling, general and administrative                            $ 53,294
  Research and development                                         31,023
                                                                   ------

Net loss                                                         $(84,317)
                                                                 =========

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS' EQUITY

  for the period from January 21, 1998 (date of inception) to December 31, 1998

                                          Series A Preferred Stock       Common Stock                     Deficit
                                         --------------------------  -------------------                Accumulated
                                                                                          Receivable     during the      Total
                                           Number of                Number of                from        Development  Stockholders'
                                            Shares      Amount       Shares      Amount  Shareholders      Stage         Equity
                                            ------      ------       ------      ------  ------------      -----         ------

Issuance of common stock                                              200,000    $  200   $     (200)

Adjustment for 10-for-1 stock split                                 1,800,000   $ 1,800                 $   (1,800)
     (Note 8)

Issuance of Series A Preferred Stock          43,653    $ 650,000                         $ (185,000)                   $  465,000

Net loss for the period from
     January 21, 1998 (date of
     inception) to December 31, 1988                                                                    $  (84,317)     $  (84,317)
                                                                                                        -----------     ----------

Balance at December 31, 1998                  43,653   $ 650,000    2,000,000   $ 2,000   $ (185,200)   $  (86,117)     $  380,683
                                             =======  ===========   =========   ========  ===========   ===========     ==========

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS

 for the period from January 21, 1998 (date of inception) to December 31, 1998


Cash flows from operating activities:
  Net loss                                                       $(84,317)
  Adjustments to reconcile net loss to net cash
      used in operating activities:                                 2,831
   Depreciation
   Changes in operating assets and liabilities:
     Increase in prepaid expenses and
        other current assets                                       (5,496)
     Increase in accounts payable                                  14,747
     Increase in accrued expenses                                  18,353
                                                                 ---------

Net cash used in operating activities                             (53,882)
                                                                 ---------

Cash flows from investing activities:
     Purchase of property and equipment                           (46,711)
                                                                 ---------

Cash flows from financing activities:
  Proceeds from issuance of preferred stock                       465,000
                                                                 --------

Net increase in cash and cash equivalents                         364,407
                                                                 ========
Cash, beginning of period                                          - 0 -
                                                                 --------

Cash, end of period                                              $364,407
                                                                 ========

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


1. Nature of Business:

         Invino Corporation (the "Company") was incorporated in the State of Delaware on January 21, 1998. The Company provides enterprisewide messaging solutions software to help companies and educational institutions improve communication within their organizations.

         Since its inception, the Company has devoted substantially all of its efforts to establishing its business, raising capital, developing software, and marketing. Accordingly, through the date of these financial statements, the Company is considered to be a development stage enterprise.

         The Company's financial statements have been presented on the basis that it is a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company continues to be a development stage enterprise with a cumulative loss of $84,317 from January 21, 1998 (date of inception) to December 31, 1998. The Company's plans indicate that it will need to obtain additional financing during 1999. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on its ability to obtain additional financing and achieve its 1999 operating plan which includes successful development and release of its initial products in 1999. The Company plans to obtain additional financing as needed to continue operations, including the development and marketing of its initial products.

         There can be no assurance that the Company will achieve its 1999 operating plan or that it will be able to obtain additional financing to provide the liquidity necessary for the Company to continue its operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies:

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows

                   Computer equipment                  3 years
                   Furniture and fixtures              5 years

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

                  The costs of additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of the disposed assets and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

                  Other Current Assets
                  Other assets include a rental lease deposit for a building.

                  Research and Development and Software Development Costs

                  Research and development expenditures are expensed as incurred. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized to cost of software. Costs incurred by the Company qualifying for capitalization have been insignificant.

                  Income Taxes

                  Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis carrying amounts of assets and liabilities using current statutory rates. A valuation reserve against deferred tax assets is recorded if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

3. Property and Equipment:
         Property and equipment at December 31, 1998 consist of the following:

            Computer equipment                          $43,966
            Furniture and fixtures                        2,745
                                                         ------
                                                         46,711

            Accumulated depreciation and amortization    (2,831)
                                                         -------

            Property and equipment, net                 $43,880
                                                        =======

            Depreciation expense was $2,831 for the year ended December 31, 1998.

4. Commitments:

         Operating Leases

         In November 1998, the Company entered into a thirty-six month operating lease for office space in Cambridge, Massachusetts. Future minimum lease payments under this operating lease are $32,972 per year through December 31, 2000, and $30,225 for the year 2001.

         Rental expense was approximately $8,300 for the year ended December 31, 1998.

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

5. Income Taxes:

         No provision for income taxes is recorded due to the Company's net loss. The deferred tax asset has been fully reserved due to the uncertainty of realization as the Company is a development stage enterprise with net losses to date. Components of the net deferred tax asset at December 31, 1998 are as follows:

         Net operating loss and credit carryforwards           $ 14,000
         Start-up/organizational costs                           20,000

                                                                 34,000

         Valuation allowance                                    (34,000)
                                                                 ------

         Net deferred tax asset                                     -
                                                                 ======



         At December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $30,000, which begin to expire in 2018. The Company also has available research and development credits for federal and state income tax purposes of approximately $1,200 and $600, respectively, which begin to expire in 2018. However, changes in the Company's ownership, as defined in the Internal Revenue Code, may limit the Company's ability to utilize the net operating loss and tax credit carryforwards.

6. Stockholders' Equity:

         The Company has authorized the issuance of 8,500,000 shares of all classes of capital stock, consisting of 7,500,000 shares of Common Stock with a par value of $0.001 per share ("Common Stock"), and 1,000,000 shares of Series A Preferred Stock with a par value of $0.001 per share ("Preferred Stock").

         Preferred Stock

         In 1998, the Company issued 43,653 shares of Preferred Stock at $14.89 per share in exchange for $465,000 of cash and receivables of $185,000 which were paid on January 5, 1999. Pursuant to the amended certificate of incorporation, the relative rights and preferences of the Preferred Stock are as follows:

                  Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares can be converted.

                  The holders of Preferred Stock are entitled to receive dividends at the same rate as dividends are paid with respect to the Common Stock into which such shares can be converted. The Company is not obligated to pay such dividends unless declared by the Board of Directors.

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

                  The holders of Preferred Stock have liquidation preference to the holders of Common Stock, generally of an amount of $14.89 per share of Preferred Stock, plus all declared and accrued dividends.

                  Each share of Preferred Stock shall be convertible, at the option of the holder, into the number of shares of Common Stock obtained by multiplying the number of preferred shares to be converted by $14.89 and dividing by the conversion rate ($1.489 at December 31, 1998). Each share of Preferred Stock shall automatically convert upon the closing of a public offering in which the net proceeds are at least $10,000,000 and the price per share of Common Stock is greater than $4.467 per share.

         Common Stock

         During 1998, the Company issued 200,000 shares of Common Stock, $0.001 per share par value in exchange for notes receivable of $200.

         On March 24, 1999 a ten-for-one stock split of the Company's common stock was effected in the form of a 100 percent stock dividend. In connection with the stock dividend, $1,800 was transferred to common stock from deficit accumulated during the development stage.

         Pursuant to the amended certificate of incorporation, the relative rights and preferences of the Common Stock are as follows:

                  Each holder of Common Stock shall be entitled to one vote for each share of stock held for the election of directors and on all matters submitted to a vote of stockholders.

                  Subject to the preferential rights of the preferred stockholders, each holder of Common Stock shall be entitled to receive dividends, when and if declared by the Board of Directors.

         Stock Option Plan

         On March 24, 1999, the Board of Directors of the Company approved a qualified incentive and nonqualified stock option plan. Under this plan, stock options can be granted to certain key employees and consultants to purchase shares of Common Stock on a date specified by the Board of Directors, but not more than ten years from the date of grant at option prices equal to the fair value, as determined by the Board of Directors, at the date of grant. The options generally vest at a rate of 25% on the one-year anniversaries of the grant date over the four-year vesting term. Incentive stock options granted to employees who hold greater than 10% of the total voting power of the outstanding stock shall be granted options at a price not less than 110% of market value, and the exercise period shall not exceed five years from the date of the grant. Nonqualified options are granted to employees, directors, consultants and other advisors to the Company on terms set forth by the Board of Directors on an individual case basis. The Company has reserved 350,000 shares of its authorized conunon stock for issuance under this plan.

                               INVINO CORPORATION
                        (A Development Stage Enterprise)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

7. Related Party Transactions:

         During 1998, an officer of the Company sold the Company computer equipment valued at $10,500. In addition, the Company reimbursed the officer for use of office space for business operations until the Company entered into the lease as described in Note 4. In 1998, the Company incurred rental expense of $5,500 for the use of this space. As of December 31, 1998, all reimbursements have been settled; there are no outstanding payables to executives.

8. Subseguent Events:

         During May 1999, the Company issued 3,089 shares of Series A Preferred Stock at $14.89 per share in exchange for $46,000.

         On June 1, 1999, the Company issued 269 shares of Series A Preferred Stock at $14.89 per share in exchange for $4,000.

                               Invino Corporation
                                  Balance Sheet
                               September 30, 1999
                                   (Unaudited)


ASSETS
Current Assets:
    Cash                                                            $ 107,341
    Prepaid expenses and other current assets                           8,995
                                                                    ---------
Total current assets                                                  116,336

 Property and equipment, net                                           54,096
                                                                    ---------


Total assets                                                        $ 170,432
                                                                    =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                                   51,720
    Accrued expenses                                                  144,648
                                                                    ---------

Total current liabilities                                             196,368

Other liabilities                                                       9,565
                                                                    ---------

Total liabilities                                                     205,933

Stockholders' Deficit:
    Series A Preferred Stock, $.001 par value,
    1,000,000 shares authorized; 47,011 shares issued and
    outstanding, liquidation preference $700,000                      700,000
    Common Stock, $.001 par value; 7,500,000 shares authorized
    2,000,000 shares issued and outstanding                             2,000
    Deficit accumulated during development stage                      (86,117)
    Net Loss                                                         (651,384)
                                                                    ---------

Total stockholders' deficit                                           (35,501)
                                                                    ---------

Total liabilities and stockholders' equity                          $ 170,432
                                                                    =========

1.

                              Invino Corporation
                           Statements of Operations
             For the Nine Months Ended September 30, 1999 and 1998
                                   (Unaudited)


                                                  1999          1998
                                                  ----          ----

Losts and expenses
    Selling, general and administrative         383,711         7,498
    Research and development                    274,240

Total expenses                                  657,951         7,498
                                                -------         -----


    Interest income                               6,567             -
                                                -------         ------

Net Income                                     (651,384)       (7,498)
                                               ========        ======

                              Invino Corporation
                           Statements of Cash Flows
            For the Nine Months Ended September 30, 1999 and 1998
                                  (Unaudited)


                                                       1999               1998
                                                       ----               ----
Cash flows from operating activities
   Net loss                                         $ (651,384)        $ (7,498)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
        Depreciation & amortization                     14,834               -
   Change in assets and liabilities
    (Increase) decrease in:
        Prepaid expenses and other current assets       (3,499)              -
                                                                       -------

    Increase (decrease) in:
        Accounts payable                                36,974           5,500
        Accrued expenses                               126,295
        Other liabilites                                 9,564          11,500
                                                     ---------        --------
Net cash used in operating activities                 (467,216)          9,502

Cash flows from investing activities
   Purchase of property and equipment                  (25,050)        (10,500)
                                                     ---------        --------
Net cash used in investing activities                  (25,050)        (10,500)

Cash flows from financing activities
   Proceeds from issuance of preferred stock           235,200          25,000
                                                     ---------        --------

Net cash  provided by financing activities             235,200          25,000

Net decrease in cash                                  (257,066)         24,002

Cash - at beginning of period                          364,407               -
                                                     ---------        --------

Cash - at end of period                              $ 107,341        $ 24,002
                                                     =========        ========

1.  Organization and Basis of Presentation

         Since 1998, Invino Corporation had designed and operated an instant messaging system whose clients were Universities and Colleges. The corporate offices had operated in Cambridge, MA.


         The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for an interim period are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the company's audited financial statements and footnotes thereto.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 15, 1999 Network Event Theater, Inc (the "Registrant" or the "Company") acquired Invino Corporation ("Invino") pursuant to an agreement and plan of merger dated October 15, 1999 among the Registrant, Invino, New Invino, Inc., a wholly-owned subsidary of the Registrant ("New Invino"), and all the stockholders of Invino (the "stockholders"). Invino is the developer of an instant messaging application for the college market, which features the ability to drag and drop text, audio, video and other types of files into a instant messaging with groups of people simultaneously. The acquisition was accomplished by the merger (the "Merger") of New Invino into Invino. The purchase price for Invino was payable in shares of the Registrant's common stock deemed to have a value of $9 million, comprised of 167,358 shares issued at the closing and the balances to be issued in quarterly installments over three years.

Simultaneously with the Merger, the Registrant's affiliate, Common Places, LLC entered into a three-year employment agreements with Invino's senior executives--Malay Kundu, Jason Hunter and William B. Tyler, Jr.

The Unaudited Pro Forma Combined Statements of Operations for the twelve months ended June 30, 1999 and the three months ended September 30, 1999 presents the combined statements of operations of the Company as if (i) the acquisition of substantially all of the assets of Invino and (ii) the issuance of common stock by the Company to Invino had occurred on July 1, 1998. The Unaudited Pro Forma Combined Balance Sheet at September 30, 1999 presents the balance sheet of the Company as if the Invino Acquisition had occurred on September 30,1999.

The acquisition has been accounted for using the purchase method of accounting. The total cost of the acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the purchase price assumed in the unaudited pro forma consolidated financial statements is preliminary. The Company does not expect that the final allocation of the purchase price will materially differ from the preliminary allocation.

The pro forma adjustments are based on available information and on certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial statements should be read in conjunction with the Company's financial statements and notes thereto, as well as the financial statements and notes thereto of Invino Corporation. The unaudited pro forma combined statements of operations are not necessarily indicative of the results that would have occurred if the Acquisition, and the issuance of common stock had occurred on the date indicated, nor are they indicative of the Company's future results of operations.

                           Network Event Theater, Inc.
              Unaudited Pro Forma Combined Statements of Operations
                                 (In thousands)


                                                                            Twelve months ended June 30, 1999
                                                            Network Event         Invino           Pro Forma          Pro Forma
                                                            Theater, Inc.    Corporation. (a)     Adjustments         Combined
                                                            -------------    ----------------     -----------         --------

Net Revenues                                                  $ 13,266                $ -               $ -           $ 13,266

Operating Expenses:
    Cost of goods sold                                               -                  -                 -                  -
    Selling, general and administrative expenses                14,005                350                 -             14,355
    Corporate expenses                                           4,510                  -                 -              4,510
    Depreciation and amortization                                2,186                 12             3,000 (b)          5,198
    Impairment loss on equipment                                   825                  -                                  825
                                                              --------           --------          --------           --------
Total operating expenses                                        21,526                362             3,000             24,888
                                                              --------           --------          --------           --------

Loss  from operations                                           (8,260)              (362)           (3,000)           (11,622)
Equity loss in investment                                          (51)                                                    (51)
Interest Income                                                    425                  1                 -                426
Interest Expense                                                (1,119)                 -                 -             (1,119)
                                                              --------           --------          --------           --------
(Loss) income before provision for income taxes                 (9,005)              (361)           (3,000)           (12,366)

Provision for income taxes                                         185                  4                 -                189
                                                              --------           --------          --------           --------

Net (loss) income                                             $ (9,190)            $ (365)         $ (3,000)          $(12,555)
                                                              ========           ========          ========           ========

Net (loss) income per basic and diluted common share          $  (0.72)                                               $  (0.97)
                                                              ========                                                ========

Weighted average basic and diluted common
    shares outstanding                                          12,800                                  167 (C)         12,967
                                                              ========                             ========           ========


                           Network Event Theater, Inc.
             Unaudited Pro Forma Combined Statement of Operations
                                 (In thousands)

                                                                        Three Months ended September 30, 1999
                                                           ---------------------------------------------------------------
                                                           Network Event       Invino          Pro Forma         Pro Forma
                                                           Theater, Inc.     Corporation      Adjustments        Combined
                                                           -------------     -----------      -----------        ---------

Net Revenues                                                $ 10,361               $ -              $ -           $ 10,361

Operating Expenses:
    Cost of goods sold                                         1,386                 -                -              1,386
    Selling, general and administrative expenses               6,882               369                -              7,251
    Corporate expenses                                           873                 -                -                873
    Depreciation and amortization                                917                 7              753  (b)         1,677
                                                            --------          --------         --------           --------

Total operating expenses                                      10,058               376              753             11,187

Loss from operations                                             303              (376)            (753)              (826)

Equity loss in investment                                       (792)                                                 (792)
Interest Income                                                  227                 6                -                233
Other income                                                     150                                                   150
Interest expense                                                (249)               -                 -               (249)
                                                            --------          --------         --------           --------
(Loss) income before provision for income taxes                 (361)             (370)            (753)            (1,484)

Provision for income taxes                                       48                 -                 -                 48
                                                            --------          --------         --------           --------

Net (loss) income                                           $   (409)         $   (370)        $   (753)          $ (1,532)
                                                            ========          ========         ========           ========

Net (loss) income per basic and diluted common share        $  (0.03)                                             $  (0.09)
                                                            ========                                              ========

Weighted average basic and diluted common
    shares outstanding                                        15,929                                167 (c)         16,343
                                                            ========                           ========           ========


                         Network Event Theater, Inc.
                  Unaudited Proforma Combined Balance Sheet
                                (In Thousands)

                                                                                               September 30,1999
                                                               Network Event         Invino          Pro Forma
                                                                  Theater         Corporation        Adjustments        Pro Forma
                                                               --------------------------------------------------------------------
ASSETS
Current Assets:
    Cash and cash Equivalents                                  $      28,335              107                               28,442
    Accounts receivable, net                                           4,247                                                 4,247
    Inventory                                                            415                                                   415
    Prepaid expenses                                                   1,078                                                 1,078
    Deposits and other current assets                                    713                9                                  722
                                                               ---------------   --------------    ----------------   -------------

Total current assets                                                  34,788              116                               34,904

Property and equipment, net                                            5,802               54                                5,856

Deferred financing costs, net                                            679                                                   679

Intangible assets, net                                                15,925                                8,964  (b)      24,889
                                                               ---------------   --------------    ----------------    -------------

Total assets                                                   $      57,194              170               8,964           66,328
                                                               ===============   ==============    ================    =============


LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
    Accounts payable                                           $       1,896               52                                1,948
    Accrued employee compensation                                        698                                                   698
    Other accrued expenses                                             1,542              144                                1,686
    Deferred revenues                                                    207                                                   207
    Current portion of long-term debt                                    857               10                                  867
                                                               ---------------   --------------    ----------------    -------------

Total current liabilites                                               5,200              206                                5,406

Long-term debt                                                         6,431                                                 6,431

Commitments and contigencies
    Payment to Acquisition                                                                                  5,000            5,000

Stockholders Equity
    Preferred stock, $.01 par value, 1,000shares authorized
    no shares issued and outstanding
    Common stock, $.01 par value, 32,000,000 shares authorized
    14,897 shares issued and outstanding                                 170                                    2  (b)         172
    Additional paid-in capital                                        73,760                                3,998  (b)      77,758
                                                               ---------------   --------------    ----------------    -------------
    Accumulated deficit                                              (28,367)             (36)               (36) (b)      (28,439)
                                                               ---------------   --------------    ----------------    -------------
Total Stockholders equity                                             45,563              (36)              3,964           49,491

Total liabilities and stockholders equity                             57,194              170               8,964           66,328
                                                               ===============   ==============    ================    =============


Notes to Unaudited Pro Forma Combined Statements and Balance Sheet


(a) Reflects the historical statement of operations of Invino Corporation ("Invino"). Invino operated on a calendar year end. The historical statement of operations included in the unaudited pro forma combined statements of operations, however, have been prepared on a June 30th fiscal year end basis based on the unaudited quarterly financial statements of Invino.

(b) To reflect increased amortization from goodwill related to the Invino acquisition amortized over 3years on a straight-line basis.

    Consideration:


    Company common stock - 167,358 shares based on
    the market price of the Company's common stock
    at the date of the Invino acquisition               $ 4,000,000

    Future issuance of Common Stock                       5,000,000
                                                      -------------
                                                        $ 9,000,000


(c) To reflect the issuance of 167,358 shares of the Company's common stock to Invino Corporation

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


    December 23, 1999                     Network Event Theater, Inc.

                                          By: /s/ Harlan D. Peltz
                                             --------------------------------
                                              Harlan D. Peltz
                                              Chairman of the Board